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                                                                   EXHIBIT 10.36


                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Third Amendment") made as of November 10, 2000, between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Jay R. LaMarche (the "Employee").

The Company and the Employee have entered into an Employment Agreement dated as of January 1, 1992 and amended as of March 2, 1994 and January 1, 1997 (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

I. Employment, Duties and Acceptance. Section 1.1 is hereby amended to read as follows: "The Company hereby employs the Employee, for the Term (as hereinafter defined), to render part-time services to the Company, and to perform such duties as he shall reasonably be directed by the Chief Executive Officer of the Company to perform. The Employee's title shall be designated by the Chief Executive Officer and initially shall be Special Advisor to the Chief Executive Officer. The employee shall not be an executive officer of the Company."

       Section 1.3 is hereby replaced and amended in its entirety to read as follows: "The principal place of employment of the Employee hereunder shall be at the employee's legal residence, or other locations reasonably acceptable to the Company and the Employee."

       Section 1.4 is hereby replaced and amended in its entirety to read as follows: "The Employee shall provide services as a part-time employee and be obligated to work for the Company up to the equivalent of two (2) days per month."

II. Term of Employment. Section 2 is hereby replaced and amended in its entirety to read as follows:

       "The term of the Employee's employment under the Agreement is hereby extended to June 30, 2003 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement."

III. Compensation. Section 3.1 is hereby replaced and amended in its entirety as follows:

       "3.1. As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $3,500 per month, less such deductions or amounts to be withheld, if any, as shall be required by applicable law and regulations."

       Section 3.2 is hereby deleted in its entirety.

       Section 3.4 is hereby replaced and amended in its entirety as follows:

       "The Employee shall be eligible under any group health, disability and life insurance plan which the Company provides for its senior employees."

IV. Termination by the Company. Section 4(b) is hereby deleted in its entirety.

V.     Severance. Section 6 is hereby replaced and amended in its entirety as follows:
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       "6. If (i) the Company terminates this Agreement without Cause or (ii)
       the Employee terminates this Agreement pursuant to Section 5.1 (a), then:
       (1) except in the case of death, the Company shall continue to pay Employee his current salary for the remaining period of the applicable Term; and (2) all options and bonus awards granted pursuant to this Agreement that would have vested during the Term shall vest immediately prior to such termination.

       In the event of a consummation of a Change in Control of the Company, and if the Employee gives notice of termination within 90 days after such occurrence, then (i) all bonus awards, stock options, and similar equity rights granted to the Employee shall immediately vest and remain fully exercisable through their original term with all rights; and (ii) the Company shall pay the Employee, as a single lump sum, the total amount of his salary for the remaining period of the applicable Term."

VI. Other Benefits. Sections 7(a), 7(b) and 7(d) are hereby deleted in their entirety.

VII. Notices. Section 12 is hereby amended to provide notice to the Employee as follows:

       Jay R. LaMarche
       176 Helios Drive, Apt. 505
       Jupiter, FL  33477

VIII.  Definitions. Section 14 (b) is hereby amended as follows:

       "(b) The "Company's Field of Interest" is the discovery, development and commercialization of pharmaceutical products based on (a) intervention in signal transduction pathways and (b) gene and cell therapy. The Company's Field of Interest may be changed at any time at the sole discretion of the Company."

IX. Except as modified by this Third Amendment, the Agreement remains in full force and effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

                                      ARIAD PHARMACEUTICALS, INC.

                                      By:/s/ Harvey J. Berger, M.D.
                                         --------------------------------
                                         Harvey J. Berger, M.D.
                                         Chairman and Chief Executive Officer


                                      EMPLOYEE


                                      /s/ Jay R. LaMarche
                                      -----------------------------------
                                      Jay R. LaMarche